UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 24, 2008
PAREXEL INTERNATIONAL CORPORATION

(Exact name of registrant as specified in charter)

Massachusetts	000-21244	04-2776269

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street, Waltham, Massachusetts	02451

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 487-9900
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 24, 2008, PAREXEL International Corporation (the “Company”) entered into a First Amendment dated as of December 19, 2008 (the “Amendment”) to the Credit Agreement dated as of June 13, 2008, as amended and restated as of August 14, 2008, by and among the Company, certain subsidiaries of the Company, the lenders party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Europe Limited, as London Agent, and KeyBank National Association, as Syndication Agent (as amended and restated, the “Original Credit Agreement,” and as further amended by the Amendment, the “Credit Agreement”). The Amendment provides for, among other things, (a) an amendment to the covenant in the Original Credit Agreement regarding net worth to allow for foreign currency translation adjustments of up to $50 million in connection with the calculations required under such covenant, (b) payment of a fee, in connection with the Amendment and for the account of each Lender that executes the Amendment, in an aggregate amount equal to two-and-a-half basis points on the principal amount of the Loans (as defined in the Credit Agreement) and Commitments (as defined in the Credit Agreement) of such Lender, (c) an amendment to add the following component to the determination of “Alternative Base Rate” (as defined in the Credit Agreement): the one-month Adjusted LIBO Rate (as defined in the Credit Agreement) plus 1% and (d) a reiteration of certain representations and warranties made in the Original Credit Agreement to each of the Lenders and the Administrative Agent as of the effective date of the Amendment.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
No.	Description
10.1	First Amendment dated as of December 19, 2008 to the Credit Agreement dated as of June 13, 2008, as amended and restated as of August 14, 2008 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), among the Company, PAREXEL INTERNATIONAL HOLDING B.V., a subsidiary of the Company that is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (the “Dutch Borrower”), PAREXEL INTERNATIONAL HOLDING UK LIMITED, a subsidiary of the Company that is a company incorporated in England and Wales (“Bidco”; and together with the Company, the Dutch Borrower and other Persons who are or hereafter are designated as Borrowers pursuant to Section 2.21 of the Credit Agreement, the “Borrowers”), the Subsidiaries of the Borrowers party thereto, the lenders party thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as Administrative Agent, J.P. MORGAN EUROPE LIMITED, as London Agent, and KEYBANK NATIONAL ASSOCIATION, as Syndication Agent.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAREXEL International Corporation
Date: December 31, 2008	By:	/s/ James F. Winschel, Jr.
	Name:	James F. Winschel, Jr.
	Title:	Sr. Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	First Amendment dated as of December 19, 2008 to the Credit Agreement dated as of June 13, 2008, as amended and restated as of August 14, 2008 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), among the Company, PAREXEL INTERNATIONAL HOLDING B.V., a subsidiary of the Company that is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (the “Dutch Borrower”), PAREXEL INTERNATIONAL HOLDING UK LIMITED, a subsidiary of the Company that is a company incorporated in England and Wales (“Bidco”; and together with the Company, the Dutch Borrower and other Persons who are or hereafter are designated as Borrowers pursuant to Section 2.21 of the Credit Agreement, the “Borrowers”), the Subsidiaries of the Borrowers party thereto, the lenders party thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as Administrative Agent, J.P. MORGAN EUROPE LIMITED, as London Agent, and KEYBANK NATIONAL ASSOCIATION, as Syndication Agent.